UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2025

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sales Agreement

On August 13, 2025, 180 Life Sciences Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) to sell shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from time to time through Clear Street LLC (the “Agent”), acting as sales agent. Pursuant to the prospectus supplement dated August 13, 2025 (the “Prospectus Supplement”) filed by the Company with the Securities and Exchange Commission (“SEC”), which supplements the base prospectus included in the Company’s shelf registration statement on Form S-3 (File No. 333-288194), initially filed with the SEC on June 20, 2025 and declared effective on June 26, 2025 (the “Registration Statement”), the Company will be able to offer and sell up to $500,000,000 of its shares of Common Stock through the Agent pursuant to the Sales Agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent may sell the Common Stock in negotiated transactions or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the principal market on which the Common Stock is listed or any other existing trading market for the Common Stock.

The Company will designate the maximum amount of Common Stock to be sold through the Agent in any placement under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations, to sell on the Company’s behalf all of the shares of Common Stock requested to be sold by the Company. The Company may instruct the Agent not to sell Common Stock if the sales cannot be effected at or above a price designated by the Company in a placement notice. The Company or the Agent may suspend the offering of Common Stock pursuant to the Sales Agreement upon proper notice to the other party. The Company and the Agent each have the right, by giving 10 days’ notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The Agent, subject to mutual agreement between the Agent and the Company, may also sell shares of Common Stock sold to it as principal by any other method permitted by law, including, but not limited to, privately negotiated transactions and block trades. The Company also may sell shares of Common Stock to the Agent as principal for its own account, at a price agreed upon at the time of sale. If the Company sells Common Stock to the Agent as principal, it will enter into a separate terms agreement setting forth the terms of such transaction.

The Sales Agreement provides that the Agent will be entitled to aggregate compensation for its services of up to 3.0% of the gross sales price per share of all shares sold through the Agent under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agent in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

The Sales Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to provide indemnification and contribution to the Agent against certain liabilities, including under the Securities Act and the Securities Exchange Act of 1934, as amended. From time to time, in the ordinary course of business, the Agent has provided, and in the future may provide, various financial advisory and investment banking services to the Company, for which they have received or will receive customary fees and reimbursement of expenses. The Agent acted as placement agent in connection with the Company’s previously disclosed private placement of approximately $425 million of Common Stock and pre-funded warrants, which closed on August 4, 2025.

Any sales of shares of Common Stock under the Sales Agreement will be made pursuant to the Registration Statement, and any applicable prospectus supplements that form a part of the Registration Statement.

The foregoing description of certain provisions of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The legal opinion of The Loev Law Firm, PC relating to the validity of the shares of Common Stock to be sold pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of the Common Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

On August 11, 2025, a holder of warrants to purchase 1,749 shares of common stock of the Company, with an exercise price of $2.65 per share, and 100,000 shares of common stock of the Company, with an exercise price of $2.28 per share, exercised such warrants for cash, and such shares are in the process of being issued as of the date of this Report.

The exercise of the warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, since the foregoing did not involve a public offering and the holder was an accredited investor. The resale of the shares of common stock issuable upon exercise of the warrants discussed above have been registered under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement, dated August 13, 2025, by and between 180 Life Sciences Corp. and Clear Street LLC
5.1	Opinion of The Loev Law Firm, PC
23.1	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Chief Executive Officer

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